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                                 EXHIBIT 99.7

        Clinical Home Care Ltd. 1990 Non-Qualified Stock Option Plan.


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                                  EXHIBIT 99.7

                             CLINICAL HOMECARE LTD.

                             1990 STOCK OPTION PLAN
                                (NON-QUALIFIED)

   1.  Purposes of the Plan.

   This Plan is intended to advance the interests of the Company by providing its Key Employees and Independent Contractors and the Key Employees and Independent Contractors of any Subsidiary of the Company now existing or hereafter formed or acquired with additional incentive for them to promote the success of the business, to increase their proprietary interest in the success of the Company and to encourage them to remain with the Company. The Company, by means of the Plan, also seeks to attract the services of persons capable of filling such key positions. The Plan seeks to accomplish these purposes and results by providing a means whereby Key Employees and Independent Contractors may purchase Shares of the Common Stock of the Company pursuant to non-statutory stock options described in Section 1.83-7 of the Treasury Regulations.

   2.  Definitions.

   As used herein, the following definitions shall apply:

   2.1   "Board" shall mean the Board of Directors of the Company.

   2.2   "Code" shall mean the Internal Revenue Code of 1986, as amended.

   2.3 "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

   2.4   "Company" shall mean Clinical Homecare Ltd., a Delaware corporation.
   2.5 "Committee" shall mean the Committee appointed by the Board in accordance with Section 4.1 of the Plan, if one is appointed. If a Committee has not been appointed, such term shall include the Board when acting in its administrative capacity with respect to the Plan.

   2.6 "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment by the Company or any Subsidiary of the Company. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board or in the case of transfers between the Company and any Subsidiary of the Company.





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   2.7   "Key Employee" shall mean any person, including without limitation, any officer or director of the Company or any Subsidiary of the Company; provided, however, no director shall be considered a "Key Employee," solely as a result of such director receiving fees for serving on the Board of the Company or any Subsidiary of the Company.

   2.8 "Key Independent Contractor" shall mean any person, including without limitation, a partnership or corporation, that performs services for the Company or any Subsidiary of the Company and is not a Key Employee.

   2.9 "Option" shall mean a right to purchase Shares, granted pursuant to the Plan.

   2.10 "Optionee" shall mean any Key Employee or Independent Contractor of the Company or any Subsidiary of the Company, to whom an Option is granted under the Plan.

   2.11 "Plan" shall mean this Clinical Homecare Ltd. Stock Option Plan, which is not intended to be a qualified incentive stock option plan within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

   2.12  "Securities Act" shall mean the Securities Act of 1933, as amended.

   2.13 "Share" shall mean the Common Stock of the Company, as adjusted in accordance with Section 15 of the Plan.

   2.14 "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   3.  Stock Subject to the Plan.

   Subject to the adjustments provided in Section 15 of the Plan, the total number of Shares which may be delivered upon exercise of all Options granted under the Plan shall not exceed, in the aggregate, One Million Six Hundred Seventy-Four Thousand Three Hundred Eighteen (1,674,318) Shares. The Shares may be authorized, but unissued or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for other Options under the Plan.





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   4.  Administration of the Plan.

   4.1 Procedure. The Plan shall be administered by the Board or by a Committee consisting of three (3) or more persons who from time to time may be selected by the Board. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any action may be taken by a written instrument signed by all the members of the Committee, and action so taken shall be fully as effective as if it had been taken by a unanimous vote of the members at a meeting duly called and held. The Plan shall be administered on behalf of the Board, subject to such terms and conditions as the Board may prescribe. If appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall a Committee of fewer than three (3) members administer the Plan.

   4.2 Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8 of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per Share for Options to be granted; (iii) to determine the Key Employees and/or Independent Contractors to whom Options shall be granted, the time or times at which said Options shall be granted and the number of Shares to be represented by each Option; (iv) to construe and interpret the Plan; (v) to determine the duration and purposes of absences which will not constitute a termination or interruption of employment for purposes of the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the administration of the Plan; (vii) to determine the terms and provisions of each Option (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to determine the terms and conditions of the exercise of each Option and the issuance of Shares; (ix) to accelerate the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Committee; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

   4.3 Effect of Committee's Decision. All decisions, determinations or interpretations of the Committee shall be final, conclusive and binding on all Optionees.

   5.  Eligibility; Replacement Options.

   5.1 Subject to the discretion of the Committee with respect to the particular individuals selected as provided in Section 4.2 hereof, all Key Employees and Independent Contractors who have been employed or retained for at least one year prior to the time an Option is granted by the Company or any Subsidiary of the Company, or by





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any entity which has been acquired by or merged into the Company or any
Subsidiary of the Company, shall be eligible for selection to receive Options. In determining the Key Employees or Independent Contractors to whom Options shall be granted and the number of Shares for which Options shall be granted to a Key Employee or Independent Contractor, the Committee shall consider the length of service, the amount of earnings, and the responsibilities and duties of such Key Employee or Independent Contractor. A Key Employee or Independent Contractor who has been granted an Option may, if said person is otherwise eligible, be granted an additional Option or Options.

   5.2   Immediately after the Plan shall become effective as set forth in
Section 6 below, Options shall be granted in substitution for Options which were granted by Clinical Homecare Corporation, a New Jersey corporation, pursuant to its 1986 Stock Option Plan. The Committee shall make appropriate adjustments as to the number of Options to be granted and the terms of exercise in connection with the issuance of such replacement Options as shall be equitable to prevent dilution or enlargement of rights under Options, and the determination of the Committee as to these matters shall be final, conclusive and binding on the recipients of those Options.

   6. Term of Plan. The Plan shall become effective upon its adoption by the Board or its approval by holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan, whichever is earlier. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

   7. Option Period. Each Option and all rights or obligations thereunder shall expire on such date as the Board or the Committee, if authorized, may determine and as set forth in the individual stock option agreements, but in no event may any Option expire later than five (5) years after the date such Option is granted and each Option shall be subject to earlier termination as provided elsewhere in the Plan.

   8.  Option Price and Consideration.

   8.1 The Option price for each Share to be issued pursuant to an Option shall be as determined by the Committee, but, in any event, shall not be less than the fair market value per Share of Common Stock at the time such Option is granted or the price established by the Committee for replacement Options pursuant to Section 5.2 hereof. The fair market value shall be determined in accordance with any reasonable valuation method, which may include the valuation methods described in Treasury Regulation Section 20.2031-2; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the reported bid and asked prices for the Common Stock as of the date of grant, or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on the exchange as of the date of grant of the Option.





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   8.2   The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee. Such consideration may consist of cash, certified or bank check, other Shares of Common Stock, or such other consideration and method of payment for the issuance of Shares to the extent permitted under General Corporation
Law of Delaware.

   9. Time of Granting Options. The date of grant of an Option, for all purposes, shall be the date on which the Committee takes action as described in
Section 4 hereof. Notice of the determination shall be given to each Key Employee or Independent Contractor to whom an Option is granted within a reasonable time after the date of such grant. If action by the Committee is taken by the unanimous written consent of its members, the date of the action of the Committee shall be the date set forth in said unanimous consent.

   10. Conditions of Grant of Option. Options shall not be issued to an Optionee unless the Optionee executes and delivers to the Company a Confidentiality and Non-Competition Agreement, the terms and conditions of which shall be determined by the Committee.

   11.   Exercise of Option.

   11.1  Procedure for Exercise; Rights as a Shareholder.

   11.1.1 Any Option granted hereunder shall be exercisable at such times and under such conditions as the Committee shall determine and as shall be permissible under the terms of the Plan. If an Optionee shall not purchase all of the Shares which such Optionee is entitled to purchase, such Optionee's right to purchase any unpurchased Shares shall continue until expiration of such Option or such other time as may apply to any such Shares pursuant to the terms of the Option. An Option may be exercised only by the Optionee and may, at the discretion of the Committee, be exercised for a fraction of a Share.

   11.1.2 Options may be exercised, prior to their expiration as set forth herein, upon ten (10) days written notice delivered by the Optionee to the Company in accordance with the terms of the Option stating the number of Shares with respect to which the Option is being exercised, together with full payment for the Shares. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option and, upon issuance, said Shares shall be subject to the restrictions set forth in Section 12 hereof. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 15 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both





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for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

   12.   Restrictions on Options and Shares.

   12.1  Options.

   12.1.1 The Options granted pursuant to this Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner.

   12.1.2 Upon the termination of employment of any Optionee with the Company or any Subsidiary of the Company, for any reason other than death or disability, any Option previously granted to the Optionee, unless otherwise specified by the Board or the Committee, as the case may be, to the extent not theretofore exercised, shall terminate and become null and void.

   12.1.3 Each outstanding Option granted hereunder shall expire upon the occurrence of any of the following events ("Terminating Event"):

     A. The sale or exchange of all or substantially all of the issued and outstanding Common Stock of the Company;

     B.  The sale of all or substantially all of the Company's assets;

     C.  Dissolution of the Company;

     D. Any merger or combination involving the Company in which the Company is not a surviving corporation.

   12.1.4 The Committee shall notify each Optionee of the pendency of any Terminating Event not later than thirty (30) days prior to the effective date of the Terminating Event. Upon the giving of said notice, any Option granted prior to a Terminating Event shall be exercisable in full, subject, however, to earlier expiration or termination as provided elsewhere in the Plan. Upon the date thirty (30) days after the giving of said notice, any Option or portion thereof not exercised shall terminate, and upon the effective date of the Terminating Event, the Plan shall terminate, unless provision is made in connection with the Terminating Event for assumption of Options theretofore granted, or substitution for such Options of new options covering stock of a successor corporation, or a parent or subsidiary corporation thereof, with appropriate adjustments as to number and kind of shares and prices.





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   12.2  Shares.

   12.2.1 The Shares issued pursuant to any Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner so long as the certificate evidencing such Shares bears the legends set forth in Section 12.2.3, except as specifically provided in this Section 12.

   12.2.2 Upon any exercise of an Option pursuant to Section 11 hereof and payment of the purchase price, a stock certificate or certificates evidencing such Shares shall be issued by the Company in the sole name of the Optionee and shall be delivered to him or her, as the case may be.

   12.2.3 The Company may endorse such legends upon the certificates for Shares issued upon exercise of an Option granted hereunder, and the Committee may issue such "stop transfer" instructions to its transfer agent in respect of such Shares, as the Committee, in its discretion, determines to be necessary or appropriate to (i) implement the provisions of the Plan and any agreement between the Company and the Optionee with respect to such Shares, or (ii) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act. Such legends, if required, shall be substantially in the form set forth below:

     "The sale, assignment, transfer, pledge, encumbrance, or other disposition of the shares evidenced by this certificate, or any interest in such shares, is restricted by the terms of the Clinical Homecare Ltd. Stock Option Plan, a copy of which is on file at the principal office of the company."

     "The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. These securities may not be sold or transferred in the absence of an effective registration statement for the securities under the Securities Act or such laws or an exemption therefrom."

   12.2.4 Upon the issuance of Shares to an Optionee pursuant to Section 11 hereof and the payment of the purchase price, the Optionee shall have all the rights of a shareholder with respect to such Shares, with the exception of the right to vote the Shares.

   12.2.5 So long as the restrictions of this Section 12 are in effect, upon termination of employment of the Optionee with the Company and any Subsidiary of the Company, for any reason other than death or disability, all Shares held by the Optionee shall be sold by the Optionee and repurchased by the Company for the book value of each such Share calculated as of the last day of the fiscal quarter preceding such date of





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termination, and the Optionee shall forthwith surrender and deliver to the
Company the certificates evidencing such Shares duly endorsed in blank for transfer.

   12.2.6  All restrictions to which the Shares are subject pursuant to this
Section 12 shall lapse upon the occurrence of any one of the following events:

       A. The filing of a registration statement under the Securities Act with the Securities and Exchange Commission covering a public offering of the Shares;

       B. The sale or exchange of all or substantially all of the issued and outstanding Common Stock of the Company;

       C. The sale of all or substantially all of the Company's assets;

       D. Dissolution of the Company.

   13.   Death of Optionee.

   Upon the death of an Optionee (the "Decedent"), all Options and Shares owned by the Decedent pursuant to the exercise of Options to which he or his personal representatives shall be entitled, shall be subject to disposition as provided in this Section 13.

   13.1 Options. A Decedent's Options shall expire on the earlier of the date of expiration or termination as set forth in the Options or the date one (1) year after the Decedent's date of death. Prior to such date of expiration or termination, the persons to whom the Decedent's rights under any Options shall have passed by will or by the applicable laws of descent and distribution shall have the right to exercise such Options in accordance with the terms therein, to the extent that such Options were exercisable at the Decedent's date of death.

   13.2 Shares. Shares owned by the Decedent at the Decedent's date of death together with the Shares obtained pursuant to Section 13.1 hereof shall be sold by the holder thereof and purchased by the Company for the book value of each such share calculated as of the last day of the fiscal quarter preceding the date of death or acquisition.

   13.3 Restrictions. All restrictions to which the Shares are subject pursuant to this Section 13 shall lapse upon the occurrence of any one of the following events:

     A. The filing of a registration statement under the Securities Act with the Securities and Exchange Commission covering a public offering of the Shares;





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     B.  The sale or exchange of all or substantially all of the issued and outstanding Common Stock of the Company;

     C.  The sale of all or substantially all of the Company's assets;

     D.  Dissolution of the Company.

   14.   Disability of Optionee.

   Upon an Optionee ceasing to be employed by the Company and any Subsidiary of the Company, by reason of disability (within the meaning of Section 22(e)(3) of the Code) (the "Disabled Optionee"), any Options and Shares owned by the Disabled Optionee pursuant to the exercise of Options shall be subject to disposition as provided in this Section 14.

   14.1 Options. Such Options shall expire on the earlier of the date of expiration or termination as set forth in the Options or the date one (1) year after the date the Disabled Optionee becomes disabled. Prior to such date of expiration or termination the Disabled Optionee shall have the right to exercise such Options in accordance with the terms therein, to the extent that such Options were exercisable at the date the Disabled Optionee became disabled.

   14.2 Shares. The Shares owned by the Disabled Optionee, whether acquired prior or subsequent to the date the Disabled Optionee became disabled, shall be held by the Disabled Optionee subject to the terms, conditions and restrictions contained herein.

   15.   Adjustments Upon Changes in Capitalization.

   15.1 Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted (collectively, the "Reserves"), as well as the price per Share of Common Stock covered by each outstanding Option, shall be proportionately adjusted if the outstanding Shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of Shares of Common Stock without the receipt of consideration by the Company, resulting from a reorganization, merger, recapitalization, reclassification, stock-split or stock dividend (but only on the Common Stock) or any other increase or decrease in the number of Shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without the receipt of consideration." Any such adjustment in an outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each Share subject to the Option. Such adjustment shall be made by the Committee, whose determination in that





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respect shall be final, binding and conclusive.  At the discretion of the
Committee, fractional shares of Common Stock may be issued under the Plan on account of any such adjustment.

   15.2 Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option. The Board, if it so determines, in its sole discretion, may also make provisions for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding Option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, or in the event the Company is consolidated with or merged into any other corporation.

   16.   Amendment and Termination of the Plan.

   16.1 Amendment and Termination. The Board may from time to time suspend, amend or terminate the Plan in such respects as the Board may deem advisable, except that, the approval of the holders of a majority of the outstanding Shares of the Company entitled to vote shall be required in the event that such revision or amendment shall:

   16.1.1 Materially increase the number of Shares subject to the Plan other than in connection with an adjustment under Section 15 of the Plan;

   16.1.2 Materially change the designation of the class of Key Employees or Independent Contractors eligible to be granted Options;

   16.1.3  Remove the administration of the Plan from the Board or Committee; or

   16.1.4 Materially increase the benefits accruing to participants under the Plan.

   16.2 Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

   17.   Conditions of Issuance of Shares.

   17.1 Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then





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be listed, and shall be further subject to the approval of counsel for the
Company with respect to such compliance.

   17.2 As a condition to the exercise of an Option, the Company may require the Optionee to execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such Optionee represents and warrants that such Optionee is purchasing or acquiring the Shares acquired thereunder for such Optionee's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale of any such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to (a) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current, or (b) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

   18.   Continuation of Employment or Performance of Services.

   Nothing contained in the Plan or in any Option agreement shall obligate the Company or any Subsidiary of the Company to employ any Optionee for any period or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate any Optionee's employment or reduce such Optionee's compensation.

   19.   Reservations of Shares.

   The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

   20.   Option Agreement.

   Options shall be evidenced by written Option agreements in such form as the Board or Committee, as the case may be, shall approve which shall contain in part,





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restrictions upon the sale, transfer, pledge or encumbrance of the Shares to be issued upon the exercise of an Option.

   21.   Other Compensation Plans.

   The adoption of this Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary of the Company, nor shall the Plan preclude the Company or any Subsidiary of the Company from establishing any other forms of incentive or other compensation. This Plan replaces the 1986 Stock Option Plan of Clinical Homecare Corporation, a New Jersey corporation, the Options and Shares in which have been deemed cancelled prior to adoption of this Plan.

   22.   Listing of Shares and Related Matters.

   If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

   23.   Governing Law.

   The Plan and such Options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

   24.   Partial Invalidity.

   The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.





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